                                                                   EXHIBIT 10.27


                                (PROLOGIS LOGO)



                                 CODE OF ETHICS
                                       AND
                                BUSINESS CONDUCT






                    A Commitment to Excellence and Integrity

                                      INDEX


Statement from the Chairman..................................................3

Acknowledgement..............................................................4

Statement of Beliefs.........................................................5

ProLogis Values..............................................................6

ProLogis Principles of Ethical Conduct.......................................7

Responsibilities.............................................................8

The ProLogis Ethics Program.................................................10

Where to go for Help........................................................12

Conflict of Interest........................................................13

Acceptance of Business Courtesies...........................................15

Offering Business Courtesies................................................17

Buying and Selling Securities-Insider Trading...............................21

Proper Marketing Practices..................................................24

Proper Relationships with Suppliers.........................................26

Proper Use of Company Resources.............................................27

Financial Reporting and Disclosure..........................................30

Conclusion..................................................................33

Appendix 1: Frequently Asked Questions......................................34

A COMMITMENT TO EXCELLENCE AND INTEGRITY
--------------------------------------------------------------------------------

STATEMENT FROM THE CHAIRMAN

ProLogis operates its worldwide business in accordance with the highest ethical standards and applicable laws of both the United States and host countries. The foundation of our success is in the trust and confidence that we establish with our customers, employees, shareholders, suppliers, and communities. This trust and confidence is earned by providing quality products and services through efficient, ethical and responsible business practices.

The title of our Code of Ethics and Business Conduct Program, A Commitment to Excellence and Integrity, describes our deeply held company values. Our values are expressed in terms of principles which prescribe the behavior expectations of all employees and forms the basis of the many operating processes that those external to the company should receive when in a business relationship with us.

Members of the ProLogis team must always exhibit a commitment to integrity and high ethical standards. Each and every one of us must avoid both the fact and the appearance of questionable ethical behavior as we go about our daily work. Our success is dependent on each individual's commitment to these enduring values and no success is worth the expense of compromising ethical principles and behaviors.

This handbook is our guide to the ProLogis value system of ethical conduct. It helps us make good decisions by applying values and principles to specific issues that arise in the workplace. Used in conjunction with the company's published policies and practices, the Ethics and Business Conduct handbook will help each of us apply our institutional and personal values of honesty, fairness, and integrity to everything we do at ProLogis.

We must accept personal responsibility for understanding the laws, policies and practices that affect our work. We have designated Corporate General Counsel to investigate all ethics related issues and we have established an employee call line which should be used to report violations of ethics and business conduct. I encourage you to spend time reviewing this information, make inquiries of the Ethics Administrator, and internalize our commitment. Working together we can maintain and enhance the trust and confidence that has been placed in us.

I am honored to be part of an organization that places such high emphasis on ethical business conduct.


K. Dane Brooksher
Chairman of the Board and Chief Executive Officer
ProLogis

                            EMPLOYEE ACKNOWLEDGEMENT


This page is to be signed and returned to the Ethics Administrator upon completion of annual training. Alternatively, you may acknowledge your training electronically in which case this form need not be submitted.

I have completed annual training, read and affirm my commitment to the values and principles described in A Commitment to Excellence and Integrity. I understand that this booklet is issued for informational purposes and that it is not intended to create, nor does it represent, a contract of employment.



---------------------------------------------
Employee's Name (printed)


---------------------------------------------
Employee's Signature


---------------------------------------------
Social Security Number or Employee ID number


---------------------------------------------
Department/Company


---------------------------------------------
Date


Failure to read and/or sign this document in no way relieves employees of the responsibility to comply with these standards.

                              STATEMENT OF BELIEFS



ProLogis strives to be a company known for its integrity and high ethical standards. ProLogis will conduct its business fairly, impartially, in an ethical and proper manner, and in full compliance with all laws and regulations. In conducting our business, integrity is the foundation for all company relationships, including those with customers, suppliers, communities, and among employees. Unquestionable standards of ethical business conduct are required of ProLogis employees conducting company business. Employees will not engage in conduct or activity that may raise questions as to the company's honesty, impartiality or reputation or otherwise cause embarrassment to the Company.

                                 PROLOGIS VALUES



CUSTOMERS

We are driven by the needs of our customers. We strive to understand our customers' needs and deliver solutions to meet those needs.

EMPLOYEES

We treat others as we would want to be treated - attentive to personal dignity and receptive and encouraging to diversity of ideas. We recognize the value that comes from respecting individuality, personal experience, and varied heritages.

INTEGRITY

We are honest and forthright in our dealings with employees, customers, suppliers, teammates, competitors, shareholders, and the community. We conduct our business with respect for all laws and regulations, and we promote individual responsibility to ensure that all actions are based on the highest ethical standards.

COMMITMENT

We will go to great lengths to keep our commitments. We will not make promises that can't be kept and we will not make promises on behalf of the Company unless we have the authority to do so. We will exercise the highest ethical standards in meeting our commitments and ensuring that we do what we say.

CITIZENSHIP

Everywhere we do business, we will strive to make our communities better places to live, work, and grow.

EXCELLENCE

We strive for excellence in everything that we do, including excellent products and services for our customers, a great place to work for our employees, and outstanding performance for our shareholders.

                     PROLOGIS PRINCIPLES OF ETHICAL CONDUCT


The following is a general statement of our principles of conduct. These principles, and the policies presented herein, apply to all ProLogis Trustees, Officers, and employees.


1. Employees shall not hold financial interests that conflict with or leave the appearance of conflicting with the performance of their assigned duties.

2. Employees shall not engage in financial or other transactions using nonpublic information or allow the improper use of such information to further any private interest.

3. Employees shall not solicit or accept any gift or other item of monetary value from any person or entity seeking business from, or conducting activities with ProLogis, or whose interests may be substantially affected by the performance or nonperformance of the employee's duties.

4.   Employees shall put forth honest effort in the performance of their duties.

5. Employees shall make no unauthorized commitments or promises of any kind that are binding to ProLogis.

6. Employees shall act impartially and not give undue preferential treatment to any private organization or individual.

7. Employees shall protect and conserve ProLogis property and shall not use it for other than authorized activities. Employees must maintain the confidentiality of information entrusted to them by the company or its customers.

8. Employees shall not engage in outside employment or any other form of remunerated or non-remunerated activity that conflicts with or gives the appearance of conflicting with ProLogis duties and responsibilities.

9. Employees shall disclose any situation of real, perceived or suspected waste, fraud, abuse, or corruption to appropriate management.

10. Employees shall adhere to all laws and regulations that provide equal opportunity regardless of race, color, religion, sex, national origin, age, disability, or any other condition that may lead to discrimination of any kind.

11. Employees shall endeavor to avoid any actions creating the appearance that they are violating the law or the ethical standards established by good business practice and ProLogis policy.

12. Employees shall not take any action to fraudulently influence, coerce, manipulate, or mislead any independent public or certified accountant engaged in the audit of financial statements.

13. Employees shall not knowingly alter, destroy, cover up, or falsify any records and documents with the intent of concealing information from an ongoing investigation.

                                RESPONSIBILITIES

OVERVIEW

     1. Every employee has the responsibility to ask questions, seek guidance, report suspected violations, and express concerns regarding compliance with this policy and related procedures. ProLogis will maintain, and constantly review and update, a program to demonstrate its commitment to ethics, integrity and uncompromising values.

     2. Employees are encouraged and expected to address questions or concerns with management. Employees may also direct questions or concerns regarding company standards of conduct to the Ethics Administrator or to the Ethics call line.

     3. Retaliation will not be tolerated against employees who: (1) raise concerns to any company source, (2) provide information when the employee reasonably believes a fraud against shareholders has occurred or (3) participates in a proceeding relating to an alleged violation. Retaliation against any employee for proper use of reporting mechanisms is cause for appropriate corrective action, up to and including dismissal.

PROLOGIS IS RESPONSIBLE FOR:

     o    Creating and supporting a strong and active Ethics Program.

     o Developing procedures that implement ProLogis' ethics values and principles.

     o Providing education to all employees on ProLogis' ethics values, principles and procedures.

     o Answering questions and providing advice for all employees on ethics issues that arise.

     o Investigating alleged violations of ProLogis' ethics principles and procedures.

     o    Maintaining confidentiality.

     o Maintaining working conditions supportive of employee responsibilities.

     o Protecting employees who, in good faith, report actual or reasonably suspected ethics violations.

ALL EMPLOYEES ARE RESPONSIBLE FOR:

     o Knowing, understanding, and complying with ProLogis' ethics values, principles and procedures.

     o Contributing to a workplace environment that is conducive to upholding ProLogis ethics values, principles and procedures.

     o Seeking help when the proper course of action is unclear or unknown to them.

     o Being sensitive to behavior, by other employees, that is illegal or unethical.

     o Counseling fellow employees when they are in danger of violating ProLogis' ethics values, principles or procedures.

     o Reporting material violations of ethics principles and procedures to their supervisor and/or the Ethics Administrator.

     o Not misusing the Ethics Program by filing false accusations for retaliatory or personal reasons.

     o    Not interfering with the conduct of an ethics investigation.

     o Ensuring confidentially by not discussing with others any aspect of an ethics investigation.

MANAGERS/SUPERVISORS HAVE A SPECIAL RESPONSIBILITY FOR:

     o    Leading by example.

     o Implementing ethics principles and procedures within their organizations.

     o Ensuring that all employees they supervise understand ProLogis' ethics values and principles.

     o Require all employees they supervise to attend ethics briefings at least annually.

     o Maintaining a workplace environment that encourages discussion of ethics issues without fear of reprisal.

     o    Supporting any ethics investigations when called upon.

     o Ensuring that any newly hired individuals receive a full briefing of the ProLogis Code of Ethics and Business Conduct prior to beginning his/her assignment.

                       PROLOGIS ETHICS PROGRAM COMPONENTS



The ProLogis Ethics and Business Conduct program consists of:

          a.   Documented policies

          b.   Communication and awareness

          c.   Employee education

          d.   Ethics Administrator and employee ethics call line

DOCUMENTED POLICIES

ProLogis will maintain Ethics and Business Conduct policies. These policies will address employee responsibilities during business conduct. Periodically, the company will review, revise, and add to the published policies and communicate changes to employees. The Ethics and Business Conduct policies are designed to comply with all regulatory and exchange requirements for establishing a code of ethics.

COMMUNICATION AND AWARENESS

ProLogis will affirmatively communicate its Ethics and Business Conduct policy to employees through means such as the ProLogis intranet, the company newsletter ProLogis Today, management bulletins, periodic meetings with employees, and posters in company offices.

AMENDMENT, MODIFICATION AND WAIVER

This Code of Ethics may be amended, modified or waived by the Board of Trustees and waivers may also be granted by the Governance and Nomination Committee, subject to the disclosure and other provisions of the Securities Exchange Act of 1934, and the rules of the New York Stock Exchange.


EMPLOYEE TRAINING

     1. The Ethics Administrator will establish a company wide Ethics and Business Conduct education program for all employees, designed to ensure all employees have an awareness of ProLogis values and the standards of conduct. Newly hired employees will gain this education during new employee orientation. All employees will participate in a formal session at least once a year and acknowledge their understanding of company policies. Functional organizations and Business Units will document attendance and participation in these training sessions. Compliance with this training program will be assessed during periodic audits.

     2. Contract labor, consultants, and others acting for the company must also be made aware of and are expected to adhere to ProLogis standards of conduct.

ETHICS ADMINISTRATOR AND EMPLOYEE ETHICS LINE

     1. The Office of Legal Counsel is appointed as the company focal point and Ethics Administrator for all ethics and business conduct matters. The Ethics Administrator's responsibilities will include establishing company policy, education and communication; acting as an independent advocate for employee concerns; and maintaining the employee ethics call line. Local ethics administrators may be identified to provide consultation and collect and communicate reported ethics issues.

          The Ethics Administrator will prepare an annual report to the Board of Trustees summarizing the Company's Ethics and Business Conduct environment, significant ethics and business conduct issues, and recommendations to enhance the company's Ethics and Business Conduct practices.

     2. The employee ethics call line provides all ProLogis employees and others with an independent, confidential channel for communicating questions or concerns regarding matters that may be in violation of company policy, procedures, laws, or regulations, such as improper, illegal, or unethical business practices. All reported incidents will be investigated. Periodically, the Ethics Administrator will provide management with reports discussing the state of company ethics and business conduct based on reported incidents.

                              WHERE TO GO FOR HELP


When you have an ethics-related question or concern, you are encouraged to discuss it with your supervisor. If you are uncomfortable with this option, feel free to contact the Ethics Administrator. The contact can be anonymous, confidential or open, as you desire. The Ethics Administrator maintains a confidential hotline with 24-hour answering machine service. You may also discuss the issue in person with the Ethics Administrator, send a written inquiry or report it via anonymous e-mail from the ProLogis Ethics web page. The Ethics Administrator will make every effort to help you resolve your concerns.

Reporting access is as follows:

1) ProLogis call line

         North American Operations  (866) 776-5644

         Europe Operations          (866) 800-2410

         Asia Operations            (866) 271-9704

2) Ethics web page internet e-mail

         ethics@prologis.com


All allegations of wrongdoing will be maintained confidentially and are reviewed and investigated by the Ethics Administrator. The investigation process has been designed to be thorough and, at the same time, fair to all involved parties.


If necessary, appropriate disciplinary action will be determined by management with guidance from Human Resources

                              CONFLICT OF INTEREST




REQUIREMENTS

In performing job related responsibilities, all ProLogis employees should avoid actual conflicts or the appearance of conflicts of interest.

FINANCIAL INTEREST

ProLogis employees shall not have an undisclosed and unapproved financial interest in any entity which is providing goods or services to ProLogis.

Financial interest in another entity includes:

     o Stock or other ownership of greater than 1% of outstanding stock (refer questions on what constitutes stock ownership to ProLogis legal) by:

               o    The employee

               o    Members of his or her immediate family

               o    Any related trusts or estates

     o A brokerage fee, royalty, ProLogis ownership interest or carried interest in any asset, property, or entity being purchased by or contract entered into by ProLogis.

CORPORATE OPPORTUNITIES

Employees, officers and trustees are prohibited from (a) taking for themselves opportunities that are discovered through the use or corporate property, information or position; (b) using corporate property, information, or position for personal gain; and (c) competing with the company.

REPORTING FINANCIAL INTEREST

Employees must disclose to their supervisor the following conditions:

     o Financial interest in an entity with which ProLogis does business or competes

     o Contracts, loans, or financial obligations that you may have with an entity which ProLogis is pursuing for a business transaction

     o Close personal relationships with anyone in an entity ProLogis does business with or is pursuing for a business transaction which could impair personal impartiality

     o    Any other relationship that could impair impartiality

Supervisors are to report any actual or apparent conflicts of interest to a Senior Vice President or higher of ProLogis.

WORK CONFLICT/OUTSIDE INTEREST

ProLogis encourages employees to take an active role in the community as long as their involvement does not adversely affect company or individual job performance.

EXEMPT EMPLOYEES AND OFFICERS

Each exempt employee and officer of ProLogis is expected to work only for ProLogis. Work for another entity or an active personal business is only permitted with the written approval of a Managing Director of the company. ProLogis is to be considered an employee's primary employer.

NON-EXEMPT EMPLOYEES

If a full-time, non-exempt employee obtains a second job, the following guidelines apply:

     o Nature and scope of the proposed outside employment including work schedule, job duties, and any anticipated impact the second job may have on the position with ProLogis should be disclosed to the ProLogis supervisor

     o Work requirements at ProLogis, including overtime, must take precedence over any outside employment

     o Outside employment must not adversely affect job performance with ProLogis or present a conflict of interest

     o    Outside employment may not be held with a ProLogis competitor

     o Employees must not engage in activities, which are adverse to the company's moral and ethical standards.

                        ACCEPTANCE OF BUSINESS COURTESIES


GENERAL GUIDELINES AND RESPONSIBILITIES

          Business courtesies offered while conducting ProLogis business and accepted by ProLogis employees are courtesies that belong to ProLogis. Employees do not have a right to keep a business courtesy for personal use. When offered a business courtesy, employees are expected to use good business judgment in determining whether it is appropriate to accept the courtesy and use it personally by applying the Guidelines for Determining Whether to Accept a Business Courtesy. If it is not appropriate to accept or retain a courtesy, the employee should either politely refuse the business courtesy at the time it is offered and explain why or follow the Guidelines for Disposition of Unacceptable Business Courtesies. When local customs or practices make it inappropriate to decline the business courtesy at the time it is offered, employees should accept the courtesy and follow the guidelines for disposition.

DEFINITIONS

          A business courtesy is a present, gift, gratuity, hospitality, or favor from persons or firms with whom ProLogis maintains or may establish a business relationship and for which fair market value is not paid by the recipient. A business courtesy may be a tangible or intangible benefit, including, but not limited to, such items as gifts, meals, drinks, entertainment (including tickets and passes), recreation (including golf course and tennis court fees), door prizes, honoraria, transportation, discounts, promotional items, or use of a donor's time, materials, facilities, or equipment.

GUIDELINES FOR DETERMINING WHETHER TO ACCEPT A BUSINESS COURTESY

          1. An employee may keep a business courtesy when accepting the courtesy meets one of the following four criteria:

               a. Promotes successful working relationships and goodwill with persons or firms with whom ProLogis maintains or may establish a business relationship. Such courtesies include infrequent business meals and entertainment that are shared with the person who has offered to pay for the meal or entertainment. However, employees should use good judgment and decline invitations for meals and entertainment that are inappropriately lavish or excessive;

               b. Conforms to the reasonable and ethical practices of the marketplace, such as flowers, fruit baskets, and other modest presents, that commemorate a special occasion;

               c. Does not create actual conflict of interest or divided loyalty, such as placing the interests of the person or firm that offered the courtesy above the interests of ProLogis for conducting business fairly and impartially, and;

               d. Does not create the appearance of an improper attempt to influence business decisions, such as accepting courtesies or entertainment from a supplier whose contract is expiring in the near future.

         2. Novelty, advertising, or promotional items of nominal value of $50 or less, such as calendars, pens, and mugs may generally be retained.

         3. Items for service recognition, such as plaques, certificates, and scale models of a nominal value of $50 or less may be retained. Items such as artwork or crystal, with a value greater that $50, must be submitted to the company for public display.

          4. Employees, who award contracts, influence the allocation of business, create specifications for business placement, or participate in negotiating contracts must be particularly careful to avoid actions that create the appearance of favoritism or that may adversely affect the company's reputation for impartiality and fair dealing. The prudent course is to refuse a courtesy from a supplier when ProLogis is involved in choosing or reconfirming a supplier or under circumstances that would create an impression that offering courtesies is the way to obtain ProLogis business. In this context, consultants should be treated as suppliers.

          5. Employees should avoid a pattern of accepting frequent courtesies from the same persons or companies.

          6. Employees should refrain from accepting courtesies that they would not feel comfortable discussing with their manager, coworkers or a member of the media.

UNACCEPTABLE ACTIONS

          1.   Asking for a business courtesy.

          2.   Accepting a business courtesy when:

               a. An attempt is being made by the donor to offer the courtesy in exchange for, or to influence, favorable action by ProLogis

               b. An attempt is being made to motivate an employee to do anything that is prohibited by law, regulation, or ProLogis or donor policy

               c. An attempt is being made to gain an unfair competitive advantage by improperly influencing an employee's discretionary decisions.

          3. Using a company position as a means of obtaining business courtesies, such as personal discounts or credits on products, services, or other items.

GUIDELINES FOR DISPOSITION OF UNACCEPTABLE BUSINESS COURTESIES

          Whenever an employee has accepted a courtesy that does not meet the criteria for acceptance in this policy, he or she should use one of the following alternatives:

          1. Return it to the donor with a polite explanation that ProLogis policy prohibits retention of the business courtesy.

          2. Promptly forward the courtesy to your office administrator for donation to charity or to be distributed as part of a holiday raffle.

          3. Retain the courtesy for display with the approval of senior ProLogis management.

                         OFFERING OF BUSINESS COURTESIES




 PURPOSE/SUMMARY

     Offering business courtesies is appropriate in some situations. This procedure provides guidelines on offering business courtesies to commercial business clients and to federal, state, local or foreign government employees.

DEFINITIONS

     1. A commercial customer is any business client (company or individual) other than a federal, state, local, or foreign government customer.

     2. A government employee is any individual employed by a government entity, including consultants acting on behalf of the entity.

     3. A business courtesy is a present, gift, gratuity, hospitality, or favor for which fair market value is not paid by the recipient. A business courtesy may be a tangible or intangible benefit, including, but not limited to, such items as gifts, meals, drinks, entertainment (including tickets and passes), recreation (including golf course and tennis court fees), door prizes, honoraria, transportation, discounts, promotional items, or use of a donor's time, materials, facilities, or equipment.

REQUIREMENTS

     It is the policy of ProLogis to deal with its suppliers and customers in a fair and impartial manner; business should be won or lost on the merits of ProLogis products and services. A business courtesy may never be offered under circumstances that might create the appearance of impropriety or cause embarrassment to ProLogis or the recipient. An employee may never use personal funds or resources to do something that cannot be done with ProLogis resources. Accounting for business courtesies must be in accordance with approved company procedures and practices.

     This procedure describes the circumstances under which business courtesies may or may not be offered. It does not cover every possible situation involving the offering of a business courtesy. Each situation must be evaluated carefully on the basis of its own facts and circumstances.

RESPONSIBILITIES

     1. Management has the ultimate responsibility for determining whether a business courtesy should be offered. This determination must ensure that a proposed business courtesy is permitted by law and regulation, is consistent with the reasonable customs of the marketplace, and conforms with ProLogis policy and practice as determined by an appropriate level of management. In addition, consideration must be given to the circumstances surrounding the offer, the nature of the business courtesy, the appearance such an offer may project, and the value of the business courtesy. If any doubt exists as to the impact an offer of a business courtesy could have on the reputation of the company or of those involved, the business courtesy should not be offered.

     2. Any employee who offers or approves the offer of a business courtesy must ensure that it is ethical and proper in all respects to offer the business courtesy, that the business courtesy cannot reasonably be interpreted as an attempt to gain an unfair business advantage or otherwise reflect negatively on the reputation of ProLogis or the recipient, and that the business courtesy does not violate the company's anti-kickback policy. (See ProLogis Policy Proper Relationships With Suppliers)

     3. Company funds associated with the offer of a business courtesy must be properly recorded on the company books and records in accordance with ProLogis accounting procedures.

          a. An approved Travel and Expense report must be used to request funds or to request reimbursement for business courtesy expenses. The report must include the recipient's name, title, and organization. Check requests, petty cash or the like may not be used to seek reimbursement for business courtesy expenses.

          b. Any employee who approves business courtesy expenses must be familiar with the circumstances under which the business courtesy is offered, have knowledge of and agree with the justification for the expenditure, and be aware of the purposes of the expenditures and business relationships of those who receive the benefit of the business courtesy.

     4. Entertainment or an exchange of gifts purchased at employee expense under circumstances which make it clear that the entertainment or gift is based solely on a family relationship or personal friendship is not considered a business courtesy and is, therefore, not governed by this procedure. However, when both a business and personal relationship exist, management and the Ethics Administrator should review the circumstances. In such cases, all those involved must be sensitive to and avoid any activity or situation that could create an actual or apparent conflict of interest. (See ProLogis Procedure Conflict of Interest)

OFFERING OF BUSINESS COURTESIES TO COMMERCIAL CUSTOMERS

Employees may offer business courtesies to commercial customers, provided the following four conditions are met:

     1. The business courtesy does not violate any law or regulation or known policy of the customer.

     2. The business courtesy is customary and consistent with the reasonable and ethical business practices of the marketplace in which it is offered.

     3.   Management approval at an appropriate level is obtained.

     4. The business courtesy is properly reflected on the books and records of ProLogis and is reimbursable under applicable ProLogis reimbursement policies.

OFFERING OF BUSINESS COURTESIES TO GOVERNMENT EMPLOYEES

     1.   Requirements Applicable to All Government Employees

          a. It is against ProLogis policy to offer or give a business courtesy to a government employee unless the regulations applicable to that government employee permit acceptance of the business courtesy.

          b. Unless expressly authorized in this policy, a business courtesy may be offered or given to a government employee only if all of the following six conditions are met:

               i. The business courtesy does not violate any law, regulation, standard of conduct, or policy of the government applicable to its employees.

               ii. The government employee is permitted under applicable regulation, standard of conduct, or policy to accept the business courtesy.

               iii. The business courtesy could not reasonably be interpreted or perceived as an attempt to gain an unfair business advantage.

               iv. The business courtesy does not cause embarrassment to or reflect negatively on the reputation of the company, the recipient, or the government.

               v. The business courtesy is authorized by a Senior Vice President and the ProLogis Legal Department in advance.

               vi. The business courtesy is properly reflected on the books and records of ProLogis and is reimbursable under applicable ProLogis reimbursement policies.

     2.   Additional Requirements Applicable to Government Employees

          a. The laws and regulations concerning the offer of business courtesies to government employees and elected and appointed officials vary greatly from state to state and locality to locality and country to country. It is, therefore, imperative for employees to know and understand the rules applicable to the individuals with whom they intend to interface.

     3. Additional Requirements Applicable to Foreign Government Employees, Officials, and Representatives

          a. The U.S. Foreign Corrupt Practices Act (FCPA) makes it illegal for a U.S. citizen or company to corruptly offer or give directly or indirectly to a foreign government official anything of value in return for that official's action or non-action resulting in the U.S. citizen's or company's obtaining or retaining business. The fact that a foreign official requested an item of value does not justify such practice under the act. All employees must strictly adhere to the requirements of the act.

          b. Before offering a business courtesy to a foreign government employee, official, or representative, guidance should be obtained from the ProLogis Legal Department on the topic of offering entertainment, travel, gifts, or other business courtesies to foreign government officials or foreign customer.

     4.   Additional FCPA implications:

          a. ProLogis employees and any Individuals or Agents acting on Prologis' behalf are forbidden from:

               i.   Paying

               ii.  Offering to pay; or

               iii. Authorizing the payment of anything of value whether
                    directly or through intermediaries to:

                    1.   foreign officials

                    2.   a foreign political party or party official; or

                    3.   any candidate for foreign office;

                    4. in each case for the purpose of obtaining or retaining business or other improper advantages in the conduct of international business.

          b. In certain locations, where permitted by local law and known to be common practice, modest payments may be required to expedite the performance of routine governmental actions. An exception outlined within the FCPA is permitted for these so called "facilitating payments". Following authorization from either the Chief Operating Officer for that country, or the ProLogis Legal Department, facilitating payments, regardless of amount must be separately identified and categorized in the company's financial records.

          c. Further guidance on FCPA requirements is contained in the ProLogis Company Handbook.

                 BUYING AND SELLING SECURITIES - INSIDER TRADING


DEFINITIONS

1. "Material" information is information that a reasonable investor would consider important in deciding to purchase or sell a security that could affect the price of the security. Examples of information that could be material about ProLogis includes:

          a.   The launch of a new market development effort.

          b.   A change in the regular dividend.

          c.   Actual change in earnings expectations.

          d.   Upcoming announcement of earnings or losses.

          e.   A stock split.

          f.   A pending or prospective merger, acquisition, or tender offer.

          g.   The sale of significant assets or a significant subsidiary.

          h.   The gain or loss of a substantial customer or supplier.

              Both positive and negative information can be material. The probability that an event will occur or not affects whether it is material. Any questions concerning the materiality of particular information should be resolved in favor of materiality, and trading should be avoided.

2. "Nonpublic" information is information that is not available to the general public.

3. "Trading" is the purchase or sale of stocks, bonds, debentures, options, or other marketable securities. Questions as to what transactions are covered by these terms can be addressed to the corporate secretary.

REQUIREMENTS

1. No employee or trustee may trade in the stock or other securities of a firm at any time when the employee or trustee, as a result of his or her position with ProLogis, has "material nonpublic" information about that firm. This restriction on "insider trading" is not limited to trading in ProLogis stock or bonds. It includes trading in the securities of other firms, particularly those that are current or prospective customers or suppliers of ProLogis and those with which ProLogis may currently be negotiating.

2. In addition, employees and trustees may not communicate material nonpublic information learned or developed through his or her position with ProLogis to other persons ("tipping") who may misuse the information, and may not recommend that anyone purchase or sell any securities on the basis of such information. So long as material information is nonpublic, members of the employee's or trustees' immediate family and others who have received the information from the employee or trustee are not permitted to trade in the securities.

3. After material nonpublic information learned or developed through ProLogis employment has been publicly disclosed through a press release or other official announcement, employees should not trade in the securities until 24 hours following the announcement to allow the market to absorb the information.

RESPONSIBILITIES

1. Every employee who had previous knowledge of such information is responsible for ensuring that he or she does not violate federal or state securities laws or ProLogis policy covering securities trading. Under federal securities laws, insider trading and tipping can result in substantial civil and criminal penalties, including fines of up to three times the profit gained or loss avoided, as well as imprisonment. ProLogis, as the employer, could also be liable for fines of $1 million or more as a consequence of an employee's insider trading or tipping.

2. The corporate secretary of ProLogis is responsible for providing guidance regarding this procedure.

ADDITIONAL RESTRICTIONS AND REQUIREMENTS

1. Trading in "puts" and "calls" (publicly traded options to sell or buy stock) and engaging in short sales are often perceived as involving insider trading and is illegal for trustees and officers. Therefore, ProLogis strongly discourages employees from such trading with respect to ProLogis securities.

2. All ProLogis employees and trustees are prohibited from trading in securities of ProLogis except during the 40 business day period beginning on the third business day following the public release of quarterly earnings, annual earnings, and annual dividend announcement. The ProLogis legal department will issue a memorandum to all ProLogis personnel indicating the commencement and closing of an applicable 40-day trading period.

3. Trading is permitted outside the 40-day period only for personal hardships and must be approved by the corporate secretary of ProLogis and be disclosed to the SEC in form 8-k.

4. In addition, to avoid even the appearance of impropriety in transactions in ProLogis stock, trustees or employees with titles of Senior Vice President and above and their assistants (Restricted Persons) must comply with the following restrictions:

     a. They must refrain entirely from trading in puts and calls in, and engaging in short sales of ProLogis stock.

     b. They must clear all transactions in securities of ProLogis with the corporate secretary of ProLogis before initiating the transaction. Clearance must be obtained even for transactions within the 40-day trading period.

5. If, upon requesting approval, the Restricted Person is advised that ProLogis stock may be traded, the officer may buy or sell the stock within 2 business days thereafter. If for any reason the trade is not settled within the 2 business days, the order may continue in effect, provided that the trade instructions are not altered in any way from the instructions provided during the authorized 2-day trading period. If the trade instructions are altered in any way, clearance must be obtained again before the stock may be traded.

6. If, upon requesting approval or otherwise, the Restricted Person is officially advised that ProLogis stock may not be traded, the Restricted Person may not buy or sell any ProLogis stock under any circumstance, nor may the Restricted Person inform anyone of the restriction. This trading restriction will apply until the Restricted Person receives subsequent clearance to trade.

7. The ProLogis insider trading guidelines currently do not regulate the trading by ProLogis personnel in the securities of any public company, other than ProLogis, except where you are in possession of material, non-public information regarding that company.

     If ProLogis becomes a principal shareholder of another public company, that company will be added to the list of companies whose securities are subject to the ProLogis Insider Trading Guidelines.

            BUYING AND SELLING SECURITIES-INSIDER TRADING (CONTINUED)

8. Questions concerning any aspect of this procedure should be directed to the ProLogis Legal Department before any trading is initiated.

9.   Trading within this period:

     o does not apply to (1) the automatic reinvestment of dividends in securities pursuant to a dividend reinvestment and stock purchase plan, (2) the acquisition of securities upon the exercise of stock options (including a "cashless" exercise which is the concurrent sale of stock acquired upon the exercise of an option to the extent such sale covers the option price, withholding, and the broker's commission), (3) the conversion of convertible securities, the exercise of warrants or the exercise of rights in a rights offering,
          (4) the election to invest future contributions in the ProLogis stock fund under the ProLogis 401(k) Plan, or (5) the election by any employee other than employees with titles of Senior Vice President and above and their respective assistants to move accumulated contributions in their accounts under the ProLogis 401(k) Plan into or out of the Plan's ProLogis stock fund.

     o does apply to (1) any optional securities purchases pursuant to a plan, and (2) the sale of stock acquired in any of the following events:

               - the exercise of stock options (other than the stock sold to effect a "cashless" exercise, as described above);

               -    the conversion of convertible securities;

               -    the exercise of warrants; or

               -    the exercise of rights in a rights offering.

                           PROPER MARKETING PRACTICES


REQUIREMENTS

     1. Proper marketing practices must emphasize the quality, service, and competitive features of ProLogis products and services. Such marketing efforts should focus on providing accurate information to our customers so they can make informed decisions.

     2. Marketing activities that could embarrass ProLogis, its employees, or its customers are prohibited regardless of the justification for such activities. Prohibited activities include:

               a.   Using deceptive or misleading statements.

               b. Attempting to induce individuals to place their personal interests above those of the companies or organizations they represent.

               c.   Attempting to restrict competition by:

                    i. Inducing a competitor or customer to breach a contract with a third party.

                    ii. Obtaining unauthorized access to classified or proprietary information or documents.

                    iii. Securing an unfair competitive advantage.

               d.   Violating any law or regulation.

               e. Engaging in any activity that could damage the company's reputation

RESPONSIBILITIES

     1. Employees who deal with customers are required to have knowledge of and be familiar with this procedure on proper marketing practices and with any laws, regulations, or customer-imposed rules that are applicable to the marketing of ProLogis products and services.

          a. Managers involved in marketing, sales, or customer relations, as well as program managers and managers responsible for performance of an awarded contract, are responsible for informing their employees of these requirements.

          b. Employees who deal personally with customer personnel should not be given company responsibilities that would place them in a position to violate customer or agency imposed rules or regulations regarding conflicts of interest.

          c. Employees who have had a previous employee-employer relationship with a ProLogis customer are responsible for alerting their management to this fact and ensuring that their dealings with such customer do not represent a potential conflict of interest.

          d. Questions should be directed to management, the Ethics Administrator, or the Legal Department.

2. Employees are prohibited from engaging in any activity that would induce or appear to induce employees or representatives of a customer to place their personal interests above those of the firms or organizations they represent. Prohibited activities include:

     a. Offering or providing money, loans, gifts, or other favors that might appear to be designed to influence business decisions or compromise the independent judgment of the employees or representatives of a customer.

     b. Entering into various types of business relationships, such as joint ownership of property or personal financial relationships that might place or appear to place the employees or representatives of a customer in a conflict of interest with their employer or client.

     c. Offering or providing rebates or kickbacks to obtain information or business for the company.

3. Information on company products or services must be accurate and free of misleading or deceptive statements or intentional omissions of material facts.

     a. All information or documents must be provided to our customers openly without concealing the source.

     b.   The company will only make those commitments that it intends to keep.

4. Conduct or activities that are prohibited under ProLogis policy may not be accomplished through other parties. Employees may not request others to do anything that they are not permitted to do themselves under ProLogis policy.

ANTI-TRUST REGULATION COMPLIANCE

1. United States anti-trust (competition) laws apply to all ProLogis' operations. Employees must comply with these laws by avoiding:

     a.   Collusion

     b.   Illegal price fixing

     c.   Other unfair competitive practices

2. Questions regarding anti-trust laws and regulation requirements should be referred to the Legal Department.

PROHIBITED PAYMENTS

1. Trustees, officers and employees of ProLogis may not make any direct or indirect payment which benefits ProLogis to any:

     a.   government employee or official

     b.   officer or employee of any other entity

     c.   agent of any other entity

                       PROPER RELATIONSHIPS WITH SUPPLIERS


REQUIREMENTS

     1. Procurement decisions must be made on the basis of quality, service, price, delivery, best value, or other similar factors.

     2. Care must be taken to avoid actual conflicts and the appearance of partiality regarding all business transactions with suppliers.

     3. Exports and imports of goods or commodities, data and services, including all forms of communications with suppliers, will comply with applicable Export and Import laws and regulations.

     4. A supplier's or potential supplier's proprietary information and resources must be protected. Employees are responsible for complying with supplier-imposed limitations governing the use of supplier information, including such items as documents and computer software.

     5. ProLogis proprietary or sensitive information must not be disclosed to a supplier or potential supplier unless appropriate ProLogis management authorizes disclosure.

RESPONSIBILITIES

     1. Employees may not solicit gifts or courtesies from suppliers. However, under certain limited circumstances employees may accept gifts or gratuities from suppliers (see ProLogis Procedure "Acceptance of Business Courtesies").

     2. Business and personal activities must be kept separate. Having both a personal and business involvement with a supplier or potential supplier may create a conflict of interest or appearance of partiality. See ProLogis Policy "Conflict of Interest," for further guidance.

     3. All company and subsidiary employees, contract labor, consultants, and others acting for the company are prohibited from the following actions:

               a. Providing, attempting to provide, or offering to provide any kickback.

               b.   Soliciting, accepting, or attempting to accept any kickback.

     4. Each Operating Group is responsible for detecting and preventing kickbacks in exchange for being awarded a contract. The term "kickback" includes any money, fee, commission, credit, gift, gratuity, thing of value, or compensation of any kind that is provided directly or indirectly to anyone for the purpose of improperly obtaining or rewarding favorable treatment in connection with a contract.

     5. If questions arise, employees can seek advice from their supervisor, business Ethics Administrator, or the Legal Department.

                         PROPER USE OF COMPANY RESOURCES


INTRODUCTION

     The continued success of ProLogis requires the commitment of all employees to the proper allocation and use of company resources. Such resources, including ProLogis physical property, time, and intellectual property, are provided for company business use. Nonetheless, occasional personal use of company resources by employees may occur without adversely affecting the interests of ProLogis. This procedure provides guidelines, and directs company managers to use their discretion in making responsible decisions concerning appropriate use of the resources they manage. Adoption of this procedure and its guidelines is grounded in the fundamental trust that all employees will behave responsibly and use good judgment to conserve resources entrusted to ProLogis.

REQUIREMENTS

     This procedure provides guidance to employees on the proper use of company resources. It is not intended to cover every situation that could arise involving the use of company resources. Deviations from the guidelines included in the procedure and questions concerning situations not covered should be discussed with and determined by a supervisor.

RESPONSIBILITIES

     Employees are expected to use good judgment in the use of company resources. Employees are responsible for acquiring and using such resources to perform ProLogis business. Any personal use of company resources must not result in significant added costs, disruption of business processes, or any other disadvantage to the company. Use of company resources for non-company purposes is appropriate only when specifically authorized by company policy or procedure or when the user receives express authorization from a ProLogis Senior Vice President or above. Managers are responsible for the resources assigned to their respective organizations and are empowered to resolve issues concerning their proper use.

     Employees can unknowingly compromise the security and integrity of ProLogis information through the improper use of company equipment. Employees using company equipment for personal purposes are accountable for that use and must ensure that no such compromise results.

     Employees having custody of materials, equipment, and information belonging to ProLogis or customers must comply with ProLogis Company Handbook
     Policies: Use of the Internet; Corrective Action and Discharge; Electronic Communication Guidelines; and Internet/Intranet Guidelines.

     1.   Employees must ensure that:

          a. Such materials and equipment remain on company-controlled property unless use in another location has been authorized by management.

          b. Proper measures are taken for the storage and safeguarding of company data and information to prevent unauthorized access, use, or removal by any means and in any form (electrical, optical, magnetic, or hardcopy) of such data or information.

          c. All company computing assets and computer storage media for which a virus scanning capability exists are scanned regularly using current versions of company standard anti-virus software. Any actual or suspected misuse of company computing assets must be immediately reported to organization management and ProLogis Information Technology.

          d. Company, customer, and supplier resources are not used for outside business activities or unauthorized non-company purposes.

          e. Personal use of computing equipment does not compromise the security or integrity of company information or software.

          f. Resources entrusted to ProLogis by current or prospective suppliers or customers are used only as authorized by the supplier or customer.

     2.   Use of ProLogis Resources for Non-company Purposes

          a.   ProLogis Communication Systems and Networks

               ProLogis communication systems and networks are provided for the conduct of company business. However, personal use by employees of ProLogis telephones, facsimile machines, and voice mail, E-mail, and Internet systems is permitted within the following guidelines:

               1)   The use is of reasonable duration and frequency.

               2) ProLogis incurs no significant added costs, such as long distance telephone charges except as authorized by the Travel and Expense Reimbursement Guidelines.

               3) The use is not related to any illegal activity or the conduct of an outside business.

               4)   The use would not cause embarrassment to the company.

               5) The use is not in support of any religious, political, or outside organization activity, except for company-requested or company authorized support.

               6) The use does not interfere with the performance of company business, the employee's assigned duties, or the assigned duties of other employees and does not adversely affect the performance of the employee or the employee's organization.

               Use of ProLogis E-mail systems involves additional considerations and requires special care. Employees must bear in mind that E-mail is not private and its source is clearly identifiable. E-mail messages may remain part of ProLogis business records long after they have been supposedly deleted. Employees must ensure that personal E-mail does not adversely affect the company or its public image or that of its customers, partners, associates, or suppliers. E-mail may not be used for external broadcast messages or to send or post chain letters, messages of a political or religious nature, or messages that contain obscene, profane, or otherwise offensive language or material that violate company policy or procedure.

               Issues concerning appropriate personal use of ProLogis communication systems within a particular work group are to be resolved by the management of that group and/or the Information Technology group.

          b. Use of ProLogis Personal Computers, Copiers, and Similar Office Equipment

               Office equipment, such as personal computers and copiers, is provided for the conduct of company business. The company and its organizations may incur costs based on the rate of use of such equipment. Employees may not use a company data network for any non-company purposes except when such use is in accordance with this procedure. However, occasional personal use of a personal computer, copier, or similar office equipment is permitted within the following guidelines:

               1)   The use should be infrequent and minimal.

               2) The use must not be related to any illegal activity or the conduct of an outside business.

               3)   The use must not cause embarrassment to the company.

               4) The use should not be in support of any religious, political, or other outside organization activity, except for company requested or company authorized support.

               5) The equipment should be used on an off-hour basis, such as during lunchtime or before or after work hours.

               6) The use should not interfere with the performance of company business, the employee's assigned duties, or the assigned duties of other employees and should not adversely affect the performance of the employee or the employee's organization.

               7) There should be no incremental cost to the organization or the cost should be insignificant.

               8) Issues concerning appropriate personal use of ProLogis personal computers, copiers, and similar office equipment within a particular work group are to be resolved by the management of that group.

          c.   Company Travel Resources

               Employees who travel on company business must take care to minimize company travel expenses. Company business travel is to be conducted in a prudent and cost-effective manner in compliance with company policies and procedures. The ProLogis Travel Policy and Expense Reimbursement Guidelines provides guidance on company travel Issues.

          d.   Company-Requested Service to Nonprofit Organizations

               An employee who has been requested or approved by the company to participate in nonprofit industrial, professional, civic, or charitable activities may use ProLogis resources to carry out such participation if the employee's supervisor approves the use.

                       FINANCIAL REPORTING AND DISCLOSURE


OVERVIEW

     1. It is ProLogis policy to maintain a financial management system that provides reasonable assurance that:

          a. Resources are effectively and efficiently managed according to our fundamental fiduciary responsibility to shareholders;

          b. Business decision processes are adequately supported by relevant and reliable financial systems and proactive financial leadership;

          c. Adequate financial resources are available to meet its objectives and commitments;

          d. Financial transactions are properly, accurately and efficiently processed;

          e. Financial, tax, and insurance reporting requirements are satisfied with a high degree of integrity and reliability; and

          f. ProLogis complies with the relevant laws, regulations, and generally accepted practices and principles.

     2. Responsibilities and requirements for legal compliance shall be clearly communicated, documented, and monitored on a regular basis against a criterion of zero tolerance for any material non-compliance.

     3. Financial information shall be managed as a vital asset, with appropriate risk management and asset safeguarding controls to prevent loss of data or misuse of proprietary information outside ProLogis.

     4. The company's strategy for its corporate capital structure and asset and risk management programs shall take into account ProLogis' particular risks and be managed to ensure financial resources are adequate to meet objectives and commitments.

INTRODUCTION

1. ProLogis acknowledges as part of its responsibility to shareholders and the investing public an obligation to provide information about the company and its performance on a broad and timely basis. This is accomplished through:

     a.   news releases,

     b.   annual and quarterly reports and other corporate communications,

     c.   SEC filings,

     d.   conference calls,

     e.   simultaneous faxing and e-mailing of news releases,

     f.   webcasts,

     g.   postings on the corporate web site

     h. in-person meetings with shareholders, security analysts and news media.

2. These disclosure guidelines and procedures reflect the ProLogis view of integrity and reliability of financial reporting and full disclosure of all material conditions to shareholders and the investment community.

DISCLOSURE OF MATERIAL INFORMATION

1. ProLogis will abide by the rules of the New York Stock Exchange (NYSE), federal securities laws, and any other local laws and regulations with regard to the disclosure of material information. Realizing that complete details are often not carried by all news media, full copies of all releases are posted on the ProLogis website and sent via simultaneous facsimile systems and/or e-mail on the release date to all interested parties who have asked to receive this information.

2. Information is "material" if there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision or if the information would have been viewed by a reasonable investor as having significantly altered the total mix of information available. The following kinds of information may be considered material:

     a.   Financial results or earnings information

     b.   Changes in management or control

     c. Significant acquisitions or business combinations, including joint ventures

     d. Events regarding ProLogis securities, such as defaults on senior securities, calls of securities for redemption, repurchase plans, stock splits or changes in dividend, changes to rights of securities holders and public or private sale of debt or equity securities

     e.   Significant accounting changes, including changes in auditors

     f.   Significant capital investment plans

     g.   Major development agreements

     h.   Introduction of new services

     i.   Major legal action filed by or against the company

     j. Any event requiring the filing of a report under the Securities Exchange Act of 1934

     k.   Bankruptcy or receivership

     This list is not meant to be all-inclusive and certain permitted exceptions exist.

3.   In general, ProLogis will disclose material information:

     a. Which fairly presents in all respects financial condition and operating results

     b. That does not contain any untrue statement or omit to state a fact necessary to make the statements made not misleading

     c. Before the company or its insiders trade in its securities (see Insider Trading Guidelines)

     d.   If partial disclosure has been made on a topic

     e. If prior statements need to be updated because they are no longer accurate

     f.   If there are material rumors or leaks from within the company

     g.   If disclosure is required by NYSE or federal securities laws

4. Refer all questions regarding publicly disclosed information to ProLogis Investor Relations. Further guidance on ProLogis disclosure practices is contained in the company handbook.

5. As a public company, it is of critical importance that the Company's filings with the Securities and Exchange Commission be accurate and timely. Depending on their position with the Company, an employee, officer or trustee may be called upon to provide necessary information to assure that the Company's public reports are complete, fair and understandable. The Company expects employees, officers and trustees to take this responsibility very seriously and to provide prompt accurate answers to inquiries related to the Company's public disclosure requirements.



FAIR DISCLOSURE

1. Consistent with US Securities and Exchange Commission (SEC) requirements, whenever ProLogis discloses material nonpublic information to individuals, particularly securities market professionals and holders of the issuer's securities who may well trade on the basis of the information, it must make public disclosure of that information. The timing of the required public disclosure depends on whether the selective disclosure was intentional or non-intentional.

     a. For an intentional disclosure, the issuer must make public disclosure simultaneously.

     b. For a non-intentional disclosure, the issuer must make public disclosure promptly.

2. The required public disclosure may be made by filing or furnishing a Form 8-K, or by another method or combination of methods that is reasonably designed to effect broad, non-exclusionary distribution of the information to the public.

                                   CONCLUSION


We each have an obligation to encourage, promote and practice good business ethics - to ourselves, to each other, to our customers, to our shareholders, and to everyone we do business with. While this document cannot cover all the rules and regulations that apply to every situation, the values, principles of conduct, standards, policies, and practices it summarizes can help us make the right decisions. Remember, each of us is expected to demonstrate the highest ethical behavior possible, even in the absence of a specific company policy.

To be successful, we must clearly understand our INDIVIDUAL responsibilities in meeting ProLogis' standards and expectations. The reputation of our company depends on the service we provide and on the decisions we make every day, on and off the job, whether we are interacting with our customers, our suppliers, our competitors, or each other.

Keep in mind that integrity is a PERSONAL responsibility, and we are each responsible for our individual actions. No illegal or unethical act can be justified by claiming it was ordered by higher management. Remember that we always have options - they may not always be easy choices, but they will always exist, and we have resources to call for assistance.

This commitment to our personal responsibilities will enhance our ability to reach better business decisions. In making these decisions, it is important to realize that violations of any of the standards outlined in this booklet may result in disciplinary action that could include dismissal and/or criminal prosecution. Violations may also result in severe penalties to ProLogis.

After you've reviewed the material in this booklet, please sign the affirmation page and return it to the Ethics Administrator. The signed form will be kept as part of your permanent personnel file.



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


APPENDIX 1

                                    PROLOGIS
                       CODE OF ETHICS AND BUSINESS CONDUCT


                    A Commitment to Excellence and Integrity

                           Frequently Asked Questions


CONFLICTS OF INTEREST

Q:   WHAT DOES A FINANCIAL INTEREST MEAN?

A: Any stake in the fortunes of a business. This could include owning stock, debt instruments, or a partnership interest in a business.


Q:   WHAT IS MEANT BY AN IMMEDIATE RELATIVE?

A: Spouse, parents, step parents, children (natural or legally adopted), or siblings, stepchild, grandchild, grandparent or in-laws.


Q: DOES PERFORMING CASUAL CONSULTING WORK OR RECEIVING COMMISSIONS FROM A BUSINESS PARTNER OR COMPETITOR OF PROLOGIS CONSTITUTE A CONFLICT OF INTEREST?

A: Yes. You should discuss the situation with your supervisor and request a Conflict of Interest Determination from the Ethics Administrator. Depending on the nature of the work and the closeness of the relationship with the partner, you may need to decline such work. You should never perform consulting or similar work for a direct competitor of ProLogis.


Q: IS THERE A CONFLICT OF INTEREST IF A FAMILY MEMBER OF A PROLOGIS EMPLOYEE WORKS FOR A SUPPLIER OF PROLOGIS?

A: Merely having a relative who works for a supplier does not necessarily constitute a conflict of interest. Consideration needs to be given to the position of the family member with the supplier, whether the family member works on or close to the ProLogis account, and whether the ProLogis employee has any direct dealings with the supplier concerned. You should disclose the situation and discuss the matter with your supervisor and request a Conflict of Interest Determination from the Ethics Administrator.


Q: IF I ATTEND A TRADE SHOW AS A REPRESENTATIVE OF THE COMPANY, CAN I PARTICIPATE IN A PRIZE DRAWING?

A: As long as the prize is of moderate value and does not influence or appear to influence our selection and purchasing decisions, it may be okay. Individual judgment will have to be applied to the situation.



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


DISCLOSURE

Q:   WHAT EXACTLY IS "MATERIAL" INSIDE INFORMATION?

A: Material inside information is information that a reasonable investor would consider important in deciding to purchase or sell a security that could affect the price of the security. Examples of material inside information include: significant contracts, financial forecasts or earnings, major management changes, new products, discoveries or inventions, proposed mergers or acquisitions, reorganizations, stock splits, or dividend changes.


Q:   WHEN IS INFORMATION CONSIDERED "PUBLIC?"

A: Information becomes public when it is generally available, for example, when it has been announced in a major news publication. Even after information has been reported by the company, employees must wait at least 24 hours before considering it "public" and 3 business days if earnings or dividend distributions are announced.


Q: I AM A MARKET OFFICER. DOES THE DISCLOSURE POLICY PREVENT ME FROM GIVING INTERVIEWS TO MY LOCAL NEWSPAPER?

A: No. But if the interview is expected to cover more than just the local activities of ProLogis that have already occurred, a member of the investor relations department should also attend the interview.


Q:   CAN I RECOMMEND THAT MY FRIENDS AND RELATIVES PURCHASE PROLOGIS STOCK?

A: In general, yes. But you cannot do so if you are in possession of material, non-public information.


SECURITIES TRADING

Q: DOES THE RESTRICTION ON TRADING PROLOGIS SECURITIES TO THE TRADING WINDOW COVER STOCK OBTAINED THROUGH THE STOCK OPTION PROGRAM, THE EMPLOYEE SHARE PURCHASE SCHEME AND THE PROLOGIS 401(k) SAVINGS PLAN?

A: Currently ProLogis stock in a 401(k) savings plan account is exempt from the trading window restrictions (although you are still not permitted to trade on material, non-public information). ProLogis stock obtained through the stock option or employee share purchase programs is subject to the restrictions. Consult with the ProLogis corporate secretary for questions regarding trading restrictions for company sponsored plans.

Q: IS A 40-DAY TRADING WINDOW AUTOMATICALLY OPENED ON THE THIRD BUSINESS DAY FOLLOWING THE RELEASE OF PROLOGIS' QUARTERLY OR ANNUAL EARNINGS REPORT?

A: No. These are the dates on which the window is normally opened but in some circumstances the ProLogis legal department will not permit trading even within the 40-day period. The legal department will issue a memorandum designating the dates of the trading window. If you are uncertain as to whether trading is permitted on a particular day, contact the legal department.


Q:   DO THE RESTRICTIONS ON INSIDER TRADING APPLY ONLY TO EMPLOYEES?

A: The law applies to officers, trustees, employees, and agents of ProLogis, as well as suppliers and consultants who have special access to material non-public information. The law also applies to spouses, children, and anyone else in an employee's home. And it applies to any company, entity or trust that an employee may control directly or indirectly, or in which he or she has a substantial direct or indirect investment or interest.


GIFTS AND BUSINESS COURTESIES

Q: A VENDOR SENDS ME A GIFT IN THE MAIL. IT DOES NOT MEET THE CRITERIA UNDER THE POLICY FOR ME TO KEEP IT. SHOULD I RETURN IT?

A: If, due to its value or nature, and its timing, you feel that the gift was a deliberate attempt to influence a purchasing decision you are about to make, you should return it, and possibly even consider excluding the vendor from further consideration.

     If you believe the gift was sent in good faith, accept it and, depending on the nature of the gift, either request that your office administrator donate it to a charity (or include it in a holiday raffle), or arrange for it to be displayed in a public part of the office. You may also consider calling or writing the vendor to explain the ProLogis policy on gifts.


Q: IN SOME PARTS OF THE WORLD, TO REFUSE A GIFT CAN RESULT IN SERIOUS EMBARRASSMENT AND LOSS OF FACE FOR BOTH THE GIVER AND THE RECEIVER. HOW SHOULD GIFTS IN THESE SITUATIONS BE HANDLED?

A: The nature of the gift will often be a clue to the giver's motivation. Gifts that are intended to unfairly influence you will often be more personal in nature and should be politely and tactfully declined or returned, even at the risk of causing offense. Gifts made in good faith will, even if of unusually high value, most frequently be Company Related and of a type which can be displayed in the office (e.g. an ornament or cultural artifact). Generally speaking, these types of gift can be accepted, provided they are used in accordance with the policy.

Q: ARE THERE ANY LIMITS ON THE VALUE OF MEALS I CAN ACCEPT FROM A VENDOR OR OTHER BUSINESS PARTNER?

A: For practical reasons the policy does not specify any limit on the value of meals that a business partner can provide for you. However, the policy does specify that you should not accept meals as a gift unless the purpose of the meal is to discuss business. Additionally, as with all gifts you should apply good judgment: for example, if a prospective vendor frequently entertains you to meals that are more extravagant than is usually appropriate for that industry and part of the world, it may lead you to question his motivation.

     If you frequently meet with a vendor or prospective vendor, you can help dispel any implication of inappropriate influence by taking turns in paying for meals.


Q: I AM A MARKET REPRESENTATIVE. CUSTOMERS SOMETIMES SEND ME FLOWERS OR CANDY IN APPRECIATION FOR A "JOB WELL DONE." MAY I KEEP THESE GIFTS?

A: Generally, employees may accept items of nominal value. It is recommended that these items be shared with the work group or forwarded to the Company for raffle, when appropriate. If customers want to recognize your work, suggest they send a letter of appreciation to your supervisor.


Q: ONE OF PROLOGIS' VENDORS IS HOLDING AN AFTER-HOURS "OPEN HOUSE" FOR PROLOGIS EMPLOYEES AND OTHER REPRESENTATIVES FROM THEIR CLIENT ORGANIZATIONS. THE EVENT INCLUDES A DRAWING FOR AIRLINE TICKETS. IF A PROLOGIS EMPLOYEE WINS, CAN THE EMPLOYEE KEEP THE TICKETS FOR PERSONAL USE?

A: No. Generally, ProLogis employees can accept unsolicited gifts that are moderate in value and considered customary and routine for their jobs as long as no purchasing decision is pending. An airline ticket isn't considered moderate or customary. Remember, there must always be a business benefit or purpose for accepting any gift, and the gift or the event should not influence, or appear to influence, selection and purchasing decisions. Fair business decisions are best made when there is no conflict of interest or even appearance of a conflict of interest.

     Q:   WHEN IS A BUSINESS COURTESY PERMITTED?

     A: When you have questions about accepting or offering business courtesies, including gifts and special events, here are some questions to consider. If you can answer "yes" to each of these questions, the offer or acceptance of a business courtesy is generally permissible.

          o    Does the event provide a business benefit for ProLogis?

          o    Does it occur infrequently?

          o    Is the gift moderate, not overly expensive?

          o Is the event attended by both the employee and the external associate?

          o Does the gift or event create the appearance of fair, impartial, equal treatment?

     Q:   WHEN IS A BUSINESS COURTESY NOT PERMITTED?

     A: If you answer yes to any of the following questions, the offer or acceptance of the hospitality is not appropriate:

          o    Can it create a real or perceived conflict of interest?

          o    Is there potential to create a feeling of obligation?

          o    Will it appear to improperly influence a business decision?

          o    Could it result in compromised objectivity?

     Q: ONE OF MY PRIMARY SUPPLIERS HAS OFFERED TO PAY MY WAY TO THE ANNUAL INDUSTRY CONFERENCE. SINCE THIS WILL SAVE THE COMPANY MONEY, IS IT OKAY?

     A: If there is a business purpose for you to attend the industry conference, then it's a legitimate business expense and ProLogis will pay for your expenses. It is not appropriate for a vendor to pay for your expenses.


     Q: I WORK IN MEMPHIS AND WILL BE GOING TO ATLANTA FOR TRAINING. ONE OF MY VENDORS HAS INVITED ME TO ATTEND A PROFESSIONAL SPORTS GAME. IS IT OKAY IF I GO?

     A: Yes, it's okay to go WITH THE VENDOR to the professional sporting games as long as the vendor does not pay for your inter-city transportation to get you to Atlanta and you don't feel compromised in any business relationship with the vendor.


     Q: I HAVE AN EXTRA TICKET TO THE PHANTOM OF THE OPERA. I'D LIKE TO INVITE A CUSTOMER TO ATTEND IT WITH OUR NEW SALES MANAGER AND ME. IS THIS APPROPRIATE?

     A: It is appropriate to participate in events that help the company build strong relationships with our customers, as long as the event is reasonable and you are not violating the customer's practices regarding gifts or business courtesies. Use the same guidelines to decide whether you should accept a similar invitation.

FOREIGN CORRUPT PRACTICES ACT AND ANTI-CORRUPTION LAWS

Q: IN SOME PARTS OF THE WORLD IT IS COMMON PRACTICE TO ENGAGE LOCAL AGENTS TO BROKER AND/OR FACILITATE TRANSACTIONS OR RELATIONSHIPS. ARE THESE ARRANGEMENTS ACCEPTABLE?

A: We should be very cautious in entering into these kinds of arrangements. They can often be used as a cover for illegal payments, which are prohibited by the act. However, there are some occasions on which an experienced and knowledgeable local agent will be required for us to effectively conduct business in a country. Agents should only be engaged to perform specific tasks, which should be documented in a written agency agreement. The fees paid for the agent's services should be commensurate with his contractual responsibilities. If we have agreed to reimburse the agent for out-of-pocket expenses, we need to obtain appropriate and valid documentation in support of any expense claim before a reimbursement is made.


Q: IN SOME COUNTRIES IT HAS BECOME ESTABLISHED PRACTICE FOR PAYMENTS TO BE MADE TO MINOR OFFICIALS TO EXPEDITE CERTAIN GOVERNMENT INSPECTIONS. TECHNICALLY THESE PAYMENTS ARE ILLEGAL BUT THE LAW IS NOT ENFORCED. ARE THESE ACCEPTABLE FACILITATING PAYMENTS?

A: It is a fundamental principle of ProLogis' Code of Ethics that we will comply with local law in all jurisdictions in which we operate. Such payments are acceptable only if legal and customary for the required services. Always err on the side of caution and if in doubt assume that such a payment is illegal. Do not automatically assume that the law is any less strict than in your home country. If you are new to the jurisdiction, discuss the climate with a number of local and expatriate business contacts before making such payments.

USE OF COMPANY ASSETS

Q:   WHAT'S THE COMPANY POLICY ON USING E-MAIL AND INTERNET?

A: ProLogis recognizes that its employees have personal obligations and needs. ProLogis agrees that employees may address personal obligations and needs using company Internet and e-mail on an occasional basis as long as such use:

     o    Does not affect your job performance or disrupt others,

     o    Is occasional in nature,

     o Is not in the furtherance of the business activity of any entity other than ProLogis without approval,

     o    Does not result in any additional billing or direct cost to ProLogis,

     o Does not intentionally access, download, upload, or transmit material containing derogatory racial or gender comments, sexual content, derogatory religious comments, or offensive language. Any material, which would negatively reflect upon ProLogis, or be likely to offend co-workers, is prohibited by law and regulation,

     o Is not used to solicit funds, collect signatures, conduct membership drives, distribute literature or gifts, sell merchandise or services, or carry on any other form of business without approval.

     ProLogis reserves the right, and may at its discretion, subject to governing laws, monitor and/or audit the use of its resources for any reason at any time. ProLogis at its discretion may take action up to and including discharge against any employee who violates this policy statement. Employees acknowledge that as a result of the ProLogis monitoring and/or audit process, their personal activities carried out using ProLogis' resources may become known to others. ProLogis assumes no responsibility or liability for the protection of information or disclosure related to the personal use of its resources by employees. This policy applies to contractors and authorized vendors that have access to the Internet and e-mail through ProLogis systems.


Q; CAN I USE MY COMPANY-PROVIDED PERSONAL COMPUTER AFTER BUSINESS HOURS FOR A VOLUNTEER PROJECT PROLOGIS SUPPORTS?

A: Your Company provided personal computer is to be used for business purposes. To the extent a project is related to community service that ProLogis supports or to the extent a project is related to your development plan, personal computers can be used on your own time. You should be responsible to ensure that the company's assets are protected and are not over extended. If you have a question, you should check with your supervisor to determine what is appropriate and acceptable.


GOVERNMENT EMPLOYEES

Q: IS IT ACCEPTABLE FOR ME TO ENTERTAIN OR PROVIDE THINGS OF VALUE TO GOVERNMENT EMPLOYEES?

A: As a general rule, it is ProLogis' policy that we do not. However, our policy also allows us to provide whatever is usual and customary and allowed by local law or agency rules. Before providing any entertainment or anything of value, ask your legal department what the rules are for your state.

Q: WHAT IS THE MEANING OF COMPLIANCE OR COMPLIANCE PROGRAMS? I'VE HEARD THE TERMS USED, BUT I'M NOT SURE HOW IT AFFECTS MY DEPARTMENT OR ME.

A: Compliance is simply a term for obeying the rules. Compliance programs include policies, methods and procedures, routine activities, filing of reports, and so on. The rules can originate internally within an organization or externally, based on laws. As ProLogis employees, we must ensure our compliance with all laws, executive orders, agency rules, executive directives, executive instructions, the handbook, A Commitment to Excellence and Integrity.


HARASSMENT FREE WORKPLACE

Q: A FELLOW MANAGER IN MY WORK GROUP RECENTLY TOLD ME THAT ANOTHER MANAGER HAD MADE UNWELCOMED SEXUAL ADVANCES. I TOLD THE MANAGER TO CONSIDER REPORTING THE MATTER TO HR OR THE ETHICS ADMINISTRATOR. I DON'T KNOW IF THIS WAS DONE. SINCE THIS PERSON DOES NOT REPORT TO ME, I HAVE DONE ALL THAT I'M SUPPOSED TO DO, RIGHT?

A: As a manager, you are responsible for making sure the incident has been reported by you, or by the person being harassed. You should notify Human Resources, the Ethics Administrator or the Legal Department unless you are certain this person has already reported the matter.



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